As filed with the Securities and Exchange Commission on May 29, 2002
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
The Securities Act of 1933

SANGSTAT MEDICAL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-3076-069
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

6300 Dumbarton Circle Fremont, California 94555
(Address, Including Zip Code, of Registrant’s Principal Executive Offices)

SANGSTAT MEDICAL CORPORATION 2002 Stock Option Plan
(Full Title of the Plan)

Stephen G. Dance SangStat Medical Corporation 6300 Dumbarton Circle Fremont, California 94555 (510) 789-4300
(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Gregory C. Smith Skadden, Arps, Slate, Meagher & Flom LLP 525 University Avenue Palo Alto, California 94301 (650) 470-4500

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (2)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock (1), par value $0.001 per share, to be issued under the 2002 Stock Option Plan:

Shares not previously registered	2,150,000	$22.26	(3)	$47,859,000	$4,403.03

Shares previously registered under the 1993 Stock Option Plan (4)	3,261,331	N/A		N/A	N/A

(1) Includes rights (“Rights”) to purchase shares of the Registrant’s Series A Junior Participating Preferred Stock, issuable pursuant to that certain Rights Agreement between the Registrant and The First National Bank of Boston, as Rights Agent, dated as of August 14, 1995, as amended by the First Amendment to Rights Agreement by and among the Registrant, Fleet National Bank (f/k/a The First National Bank of Boston), as Rights Agent, and EquiServe Trust Company, N.A., dated as of October 8, 2001.  The value attributable to the Rights, if any, is reflected in the market price of the Common Stock.

(2) This Registration Statement shall also cover any additional shares of Common Stock which may become issuable under the 1993 Plan or the 2002 Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act on the basis of the average of the high and low sale prices for a share of Common Stock of the Registrant as reported on the Nasdaq National Market on May 24, 2002.

(4) Shares to be offered or sold under the SangStat Medical Corporation 2002 Stock Option Plan (the “2002 Plan”) include 2,150,000 shares which have not been previously registered, and 3,261,331 shares which were previously registered for offer or sale under the SangStat Medical Corporation 1993 Stock Option Plan (the “1993 Plan”), and which now may be offered or sold under the 2002 Plan (the “Carried Forward Shares”).  The 1993 Plan terminated on May 14, 2002 upon stockholder approval of the 2002 Plan.  The Carried Forward Shares are shares subject to outstanding awards under the 1993 Plan, and shares reserved but not issued under the 1993 Plan, immediately prior to the termination of the 1993 Plan.  Because the Carried Forward Shares were registered on Forms S-8 filed on June 25, 2001 (file no. 333-63784), January 12, 2000 (file no. 333-94555), September 14, 1998 (file no. 333-63345) and May 20, 1998 (file no. 333-53181), the filing fee is not required with respect to the Carried Forward Shares, pursuant to Interpretation 89 under Section G of the Manual of Publicly Available Telephone Interpretations of the Division of Corporation Finance of the Securities and Exchange Commission (July 1997) and Instruction E to the General Instructions to Form S-8.

This Registration Statement shall become effective upon filing in accordance with Rule 462(a) under the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.            Plan Information*

Item 2.            Registrant Information and Employee Plan Annual Information*

* The document(s) containing the information specified in Part I of Form S-8 have been or will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.            Incorporation of Documents by Reference

SangStat Medical Corporation (the “Company or the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents:

(a)                                  Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed with the Securities and Exchange Commission (the “Commission”) on April 1, 2002.

(b)                                 Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2002, filed with the Commission on May 14, 2002, as amended on Form 10-Q/A, filed with the Commission on May 14, 2002.

(c)                                  Registrant’s Current Report on Form 8-K, filed with the Commission on February 5, 2002.

(d)                                 Registrant’s Current Report on Form 8-K, filed with the Commission on May 22, 2002.

(e)                                  Registrant’s Registration Statement on Form 8-B filed with the Commission on December 4, 1995 under Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”) in which there is described the terms, rights and provisions applicable to the Registrant’s outstanding common stock.

(f)                                    Registrant’s Registration Statement on Form 8-A filed with the Commission on August 25, 1995, as amended by Amendment No. 1 to Form 8-A filed with the Commission on October 9, 2001.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Statements contained in this Registration Statement or in a document incorporated by reference may be modified or superseded by later statements in this Registration Statement or by statements in subsequent documents incorporated by reference, in which case you should refer to the later statement.

Item 4.            Description of Securities

Not applicable.

Item 5.            Interests of Named Experts and Counsel

Not applicable.

Item 6.            Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.  The Company’s Certificate of Incorporation and Bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law.  In addition, the Company has entered into Indemnification Agreements with its directors and officers.  The Company also has purchased and maintained insurance for its officers, directors, employees or agents against liabilities that an officer, a director, an employee or an agent may incur in his or her capacity as such.

Item 7.            Exemption From Registration Claimed

Not applicable.

Item 8.            Exhibits

See Index to Exhibits.

Item 9.            Undertakings

A.            The undersigned Registrant hereby undertakes:

(1)           to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)          to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.            The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Registrant’s directors, officers and controlling persons under the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SANGSTAT MEDICAL CORPORATION

REGISTRATION STATEMENT ON FORM S–8

INDEX TO EXHIBITS

Exhibit Number	Documents

4.1	Certificate of Incorporation of SangStat Delaware, Inc. (filed as Exhibit 3.1 to the Registrant’s Registration Statement on Form 8-B, filed on December 4, 1995, and incorporated herein by reference).

4.2

Certificate of Amendment of the Certification of Incorporation, filed with the Delaware Secretary of State on July 24, 2000 (filed as Exhibit 3.6 to the Registrant’s Current Report on Form 8-K, filed on August 30, 2000, and incorporated herein by reference).

4.3

Certificate of Designation for the Series A Junior Participating Preferred Stock, filed with the Delaware Secretary of State on August 16, 1995 (filed as Exhibit 3.4 to the Registrant’s Current Report on Form 8-K, filed on September 1, 1995, and incorporated herein by reference).

4.4

Second Amended and Restated Bylaws of the Registrant (filed as Exhibit 3.5 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 30, 2000, filed on May 15, 2000, and incorporated herein by reference).

4.5	Specimen Common Stock Certificate of Registrant (filed as Exhibit 4.5 to the Registrant’s Registration Statement on Form S-1, file no. 033-70436, and incorporated herein by reference).

4.6

Rights Agreement, dated as of August 14, 1995, between the Registrant and First National Bank of Boston (filed as Exhibit 2 to the Registrant’s Registration Statement on Form 8-A, filed on August 25, 1995, and incorporated herein by reference).

4.7

First Amendment to Rights Agreement, dated as of October 8, 2001, among the Registrant, Fleet National Bank (f/k/a The First National Bank of Boston) and EquiServe Trust Company, N.A. (filed as Exhibit 99.1 to the Registrant’s Current Report on Form 8-K, filed on October 9, 2001, and incorporated herein by reference).

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

23.1	Consent of Deloitte & Touche LLP, independent auditors.

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page herein).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fremont, California, on this 29th day of May, 2002.

SANGSTAT MEDICAL CORPORATION

By:	/s/ Stephen G. Dance
Name: Stephen G. Dance
Title: Senior Vice President, Finance

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jean-Jacques Bienaimé and Stephen G. Dance, and each of them individually (with full power to each of them to act alone), as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any amendments to this registration statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.  This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jean-Jacques Bienaimé	Chairman of the Board of Directors,	May 29, 2002
Jean-Jacques Bienaimé	President & Chief Executive Officer (Principal Executive Officer)

s/ Stephen G. Dance	Senior Vice President, Finance	May 29, 2002
Stephen G. Dance, CPA, FCA	(Principal Financial Officer and Accounting Officer)

/s/ Fredric J. Feldman	Director	May 29, 2002
Fredric J. Feldman, Ph.D.

/s/ Richard D. Murdock	Director	May 29, 2002
Richard D. Murdock

/s/ Andrew J. Perlman	Director	May 29, 2002
Andrew J. Perlman, M.D., Ph.D.

/s/ Hollings C. Renton	Director	May 29, 2002
Hollings C. Renton

/s/ Nicholas J. Simon III	Director	May 29, 2002
Nicholas J. Simon III

/s/ Vincent R. Worms	Director	May 29, 2002
Vincent R. Worms